CERTIFICATION
      PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Peak Entertainment Holdings, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Wilfred Shorrocks, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Report does not include the following:

      (a) the Company's audited consolidated financial statements and the audit report of the Company's independent registered public accounting firm thereon; and

      (b) the consent of the Company's independent registered public accounting firm.

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wilfred Shorrocks
---------------------------------
Wilfred Shorrocks
Chief Executive Officer
Date: April 15, 2005